EXHIBIT (23)-1






                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-_____) and related Prospectus of HEALTHSOUTH Corporation for the registration of $600,000,000 Senior Notes and to the incorporation by reference therein of our report dated March 6, 2001, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission and in its Annual Report to Stockholders, also incorporated by reference therein.



                                                               ERNST & YOUNG LLP

Birmingham, Alabama
November 13, 2001